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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         June 3, 1999
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                             LaRoche Industries Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          Delaware                      33-79532                   13-3341472
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(STATE OR OTHER JURISDICTION          (COMMISSION               (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)           IDENTIFICATION NO.)



1100 Johnson Ferry Road Atlanta, Georgia                                30342
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


Registrant's telephone number, including area code            (404) 851-0300
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)







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Item 2.  Acquisition or Disposition of Assets.

         On June 3, 1999, Laroche Industries Inc., a Delaware corporation ("the Company"), completed the sale of the manufacturing facilities, real estate and related assets comprising its Aluminas business ("Aluminas") to UOP LLC for approximately $30 million in cash plus working capital.

         The sale, initially announced in February, 1999, did not include the Company's 45% interest in Kaiser LaRoche Hydrate Partners ("KLHP") which was sold separately to Kaiser Aluminum and Chemical Corporation on February 26, 1999. Excluding KLHP, the business that was sold had annual sales of approximately $30 million and employed approximately 100 people. The Company's share of annual income from KLHP was approximately $2 million.

         On June 7, 1999, the Company, through its wholly-owned subsidiary, LII Europe, acquired all the capital stock and equity interest of ChlorAlp, the chlor-alkali operation in Pont-de-Claix, France in which the Company previously held a 50% joint venture interest. The purchase price for the remaining 50% interest was approximately $27,500,000, subject to final adjustment.

         The ChlorAlp facilities include a diaphragm chlorine and caustic soda plant, a chlorine vaporization and distribution operation, a bleach production facility, a brine extraction operation and a 60% interest in GIE CEVco, a high efficiency 200MW co-generation power plant. The Company intends to continue the operation of ChlorAlp substantially in the manner operated prior to the acquisition. The Company funded the purchase largely with proceeds from the Aluminas disposition.






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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired

         The financial statements required by this Item 7(a) will be filed by an amendment to this Current Report on Form 8-K no later than 60 days after the date hereof.

(b)      Pro Forma Financial Information.

         The audited financial information of the Company as of February 28, 1999 and for the years ended February 28, 1999, 1998 and 1997 has been previously filed with the Securities and Exchange Commission as part of the Company's Annual Report on Form 10-K dated February 28, 1999 and is incorporated herein by reference.

         During November 1998, the Company adopted plans for the sale of its Aluminas business and accounted for the financial results, net assets and cash flows of the Aluminas business as a discontinued operation. Accordingly, all financial information for current and prior periods was restated in the Company's Annual Report on Form 10-K dated February 28, 1999 to separately report the financial information of the Company's continuing operations from that of Aluminas. As the pro forma financial information otherwise required by this item is considered to have been previously reported, no additional information has been provided related to the business disposed.

         The pro forma financial statements required by this Item 7(b) for the business acquired will be filed by an amendment to this Current Report on Form 8-K no later than 60 days after the date hereof.

(c) Exhibits.

Exhibit 99.1 Asset Purchase Agreement, dated May 28, 1999, by and between Laroche Industries Inc. and UOP LLC.

Exhibit 99.2 Inventory Purchase Agreement, dated May 28, 1999, by and between Laroche Industries Inc. and UOP LLC.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             Laroche Industries INC.
                             (Registrant)





                            By: /s/ Gerald B. Curran
                            Vice President and Chief Financial Officer



Date: June 17, 1999